Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Apergy Corporation of our report dated March 5, 2018 relating to the combined financial statements and financial statement schedule of Apergy Corporation (formerly known as Wellsite Corporation), which appears in Apergy Corporation’s effective Registration Statement on Form 10 filed with the Securities and Exchange Commission on March 26, 2018, as amended.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

May 14, 2018